FIRST AMENDMENT TO
                            INTERFACE SYSTEMS, INC.
                            1992 STOCK OPTION PLAN


         Pursuant to the Amendment provisions in Section 13 of the Interface Systems, Inc. 1992 Stock Option Plan (the "Plan"), the Plan is hereby amended as set forth below.

         1. Subject to stockholder approval at the Company's next Annual Meeting, effective February 21, 1996, Section 5 (Stock) shall be amended and restated in their entirety to read as follows:

5. Stock. The stock subject to options under the Plan shall be the Common Stock, and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common Stock on which options may be granted under the Plan shall not exceed 800,000 shares, subject to adjustment in accordance with Section 11. Shares subject to any unexercised portion of a terminated, cancelled or expired option granted under the Plan may again be subjected to options under the Plan.

         THIS FIRST AMENDMENT is hereby adopted as of February 21, 1996.


                                          INTERFACE SYSTEMS, INC.


                                          By:/S/ Carl L. Bixby
                                             ------------------------
                                             Name: Carl L. Bixby
                                             Title: